Exhibit 10(jjj)

                       SENIOR NOTES SUBSCRIPTION AGREEMENT

                                  May 13, 2003

      THIS SENIOR NOTES SUBSCRIPTION AGREEMENT (this "Subscription Agreement") is made between FPIC Insurance Group, Inc. (the "Company") and InCapS Funding I, Ltd., a newly formed exempted company with limited liability established under the laws of the Cayman Islands (the "Purchaser").

                                    RECITALS:

      A. The Company desires to issue $10,000,000 aggregate principal amount of its Floating Rate Senior Notes (the "Senior Notes") (the "Offering"), to be issued pursuant to an Indenture (the "Indenture"), by the Company, as Issuer, Wilmington Trust Company, as Trustee and the holders, from time to time, of the Senior Notes; and

      B. The Purchaser intends to complete an offering of its securities (the "CBO Offering") on or about May 22, 2003 or such other business day as may be agreed upon (the "Closing Date") by the Company and the placement agent ("Placement Agent") identified in the Placement Agreement between the Company and the Placement Agent named therein, dated May 13, 2003 (the "Placement Agreement") and to use the proceeds of the CBO Offering to, among other things, acquire the Senior Notes from the Company and other senior notes, capital securities and surplus notes in a quantity and with other particular characteristics, in the aggregate, sufficient to permit the successful completion of the CBO Offering; and

      C. In consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I

                        PURCHASE AND SALE OF SENIOR NOTES

      1.1. Upon the execution of this Subscription Agreement, subject to the conditions precedent set forth in Section 1.5, the Purchaser hereby agrees to purchase from the Company the Senior Notes at a price equal to $10,000,000 (the "Purchase Price") and the Company agrees to sell $10,000,000 aggregate principal amount of Senior Notes to the Purchaser for the Purchase Price. The rights and preferences of the Senior Notes will be set forth in the Indenture in form and substance reasonably acceptable to the Purchaser. The Purchase Price is payable by the Purchaser on the Closing Date in immediately available funds to the account designated by Wilmington Trust Company against delivery of the aforementioned Senior Notes.

      1.2. The certificate for the Senior Notes shall be authenticated by the Trustee and delivered in definitive form by the Company on the Closing Date to the Purchaser or its designee, shall be registered in the name of the Purchaser and shall represent the aggregate principal amount of the Senior Notes being purchased by the Purchaser.

      1.3. Each of the provisions of the Placement Agreement, including the definitions therein, are hereby incorporated by reference into this Subscription Agreement. In addition, to the extent provided for in the Placement Agreement, the Purchaser shall be entitled to the benefits of the Placement Agreement and shall be entitled to enforce such obligations of the Company under the Placement Agreement as fully as if the Purchaser were a party to such Placement Agreement, it being agreed between the parties that any and all representations, covenants and other agreements made by the Company to the Placement Agent in the Placement Agreement shall be deemed to have also been made to the Purchaser.

      1.4. If any condition specified herein or in the Placement Agreement shall not have been fulfilled when and as required to be fulfilled by, on behalf of or in respect of the Company or the Senior Notes, this Subscription Agreement may be terminated by the Purchaser by notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 5(h) of the Placement Agreement and except that Sections 1, 7, and 8 of the Placement Agreement shall survive any such termination and remain in full force and effect.

      1.5. If the CBO Offering is not successfully completed for any reason, including, without limitation, as a result of the inability of the Purchaser to acquire sufficient senior notes, capital securities and surplus notes from the Company and other issuers and sellers in a quantity and with other particular characteristics, in the aggregate, sufficient to satisfy rating agency criteria with respect to expected ratings on the securities to be issued by the Purchaser and other criteria deemed necessary or advisable by the Purchaser, all obligations of the Purchaser hereunder and any claims against the Purchaser hereunder shall automatically terminate and be extinguished and shall not thereafter revive.

      1.6. Notwithstanding any other provision of this Subscription Agreement, the obligations of the Purchaser hereunder are limited recourse obligations of the Purchaser, payable solely from the proceeds of the CBO Offering, and if the CBO Offering is not completed or the proceeds of the CBO Offering are insufficient to satisfy the obligations of the Purchaser, all obligations of the Purchaser hereunder and any claims against the Purchaser hereunder shall be extinguished and shall not thereafter revive. No recourse shall be had to any subscriber, officer, director, employee, administrator, shareholder, incorporator or agent of the Purchaser or their respective successors or assigns for any obligations hereunder. The Wilmington Trust Company and the Company further agree (i) not to take any action in respect of any claims hereunder against any subscriber, officer, director, employee, administrator, shareholder, incorporator or agent of the Purchaser and (ii) not to institute against the Purchaser any insolvency, bankruptcy, reorganization, liquidation or similar proceedings in any jurisdiction until one year and one day or, if longer, the applicable preference period then in effect, as the case may be, shall have elapsed since the final payments to the holders of the securities issued by the Purchaser in connection with the CBO Offering.


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

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF PURCHASER

      2.1. The Purchaser understands and acknowledges that (i) the Senior Notes have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable securities laws, (ii) the Senior Notes are being offered for sale by the Company in transactions not requiring registration under the Securities Act, and (iii) the Senior Notes may not be offered, sold, pledged or otherwise transferred by the Purchaser except in compliance with the registration requirements of the Securities Act, or any other applicable securities laws, pursuant to an exemption therefrom or in a transaction not subject thereto.

      2.2. The Purchaser represents and warrants that (i) it is not a "U.S. person" (as such term is defined in Rule 902 under the Securities Act), (ii) it is not acquiring the Senior Notes for the account or benefit of any U.S. person, and (iii) the offer and sale of Senior Notes to the Purchaser constitutes an "offshore transaction" under Regulation S under the Securities Act.

      2.3. The Purchaser represents and warrants that it is purchasing the Senior Notes for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Senior Notes pursuant to an effective registration statement under the Securities Act or pursuant to an exemption therefrom or in a transaction not subject thereto, and the Purchaser agrees to the legends and transfer restrictions applicable to the Senior Notes contained in the Indenture.

      2.4. The Purchaser is an exempted company with limited liability duly incorporated, validly existing and in good standing under the laws of the jurisdiction where it is organized, with full power and authority to execute, deliver and perform this Subscription Agreement, to make the representations and warranties specified herein, and to consummate the transactions contemplated herein and it has full right and power to subscribe for the Senior Notes.

      2.5. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any governmental body, agency or court having jurisdiction over the Purchaser, other than those that have been made or obtained, is necessary or required for the performance by the Purchaser of its obligations under this Subscription Agreement or to consummate the transactions contemplated herein.

      2.6. This Subscription Agreement has been duly authorized, executed and delivered by the Purchaser.

      2.7. The Purchaser is not in violation of or default under any term of its Memorandum of Association or Articles of Association, of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is a party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to the Purchaser which would prevent the Purchaser from performing any material obligation set forth


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

in this Subscription Agreement. The execution, delivery and performance of and compliance with this Subscription Agreement, and the consummation of the transactions contemplated herein, will not, with or without the passage of time or giving of notice, result in any such violation or default or the suspension, revocation, impairment, forfeiture or non-renewal of any permit, license, authorization or approval applicable to the Purchaser, its business or operations or any of its assets or properties which would prevent the Purchaser from performing any material obligations set forth in this Subscription Agreement.

      2.8. The Purchaser understands and acknowledges that the Company will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements and agrees that if any of the foregoing acknowledgments, representations, warranties or agreements cease to be accurate, it shall promptly notify the Company.

                                  ARTICLE III

                                  MISCELLANEOUS

      3.1. Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, international courier, or delivered by hand against written receipt therefor, or by facsimile transmission and confirmed by telephone, to the following addresses, or such other address as may be furnished to the other parties as herein provided:

      To the Company:   FPIC Insurance Group, Inc.
                        225 Water Street, Suite 1400
                        Jacksonville, Florida 32202
                        Attention: Kim D. Thorpe
                        Telephone: 904 354-2482
                        Fax: 904 633-9579

      To the Purchaser: InCapS Funding I, Ltd.
                        c/o Maples Finance Limited
                        P.O. Box 1093 GT
                        Queensgate House
                        South Church Street
                        George Town, Grand Cayman
                        Cayman Islands
                        Attention: Directors
                        Telephone: 345-945-7099
                        Fax: 345-945-7100

      To the Purchaser
      for service of
      all process:      CT Corporation
                        111 Eighth Avenue, 13th Floor
                        New York, N.Y. 10011


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

      Unless otherwise expressly provided herein, notices shall be deemed to have been given when received.

      3.2. This Subscription Agreement shall not be changed, modified or amended except by a writing signed by the parties hereto.

      3.3. Upon the execution and delivery of this Subscription Agreement by the parties hereto, this Subscription Agreement shall become a binding obligation of each such party with respect to the matters covered herein, including those incorporated by reference from the Placement Agreement.

      3.4. THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OF SAID STATE OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. EACH OF THE PURCHASER AND THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH OF THE PURCHASER AND THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

      3.5. The parties hereto agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

      3.6. This Subscription Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

                   Signatures appear on the following page


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

      IN WITNESS WHEREOF, this Subscription Agreement is agreed to and accepted as of the day and year first written above.

                                    FPIC INSURANCE GROUP, INC.

                                    By:    /s/ Kim D. Thorpe
                                         ----------------------------
                                         Kim D. Thorpe
                                         Executive Vice President and
                                          Chief Financial Officer


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

      IN WITNESS WHEREOF, I have set my hand the day and year first written above.

                                       INCAPS FUNDING I, LTD.

                                       By:  /s/ Keith Parnell
                                          ----------------------------
                                          Name: Keith Parnell
                                          Title: Director


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